Exhibit 21.1

HRPT PROPERTIES TRUST

SUBSIDIARIES OF THE REGISTRANT

1600 Market Street Property Trust — (Maryland)

1735 Market Street Properties Trust — (Maryland)

4 Maguire Road Realty Trust (Nominee Trust) — (Massachusetts)

47 Harvard Street Real Estate Trust (Nominee Trust) — (Massachusetts)

ALPHA BT LLC — (Maryland)

BD 33 Stiles Lane Property LLC — (Maryland)

Blue Dog Bookspan Properties LLC — (Delaware)

Blue Dog LLC — (Maryland)

Blue Dog Properties Trust — (Maryland)

Bridgepoint Property Trust — (Maryland)

Candler Associates, L.L.C. — (Maryland)

Candler Property Trust — (Maryland)

Causeway Holdings, Inc. — (Massachusetts)

Cedars LA LLC — (Delaware)

First Associates LLC — (Maryland)

Fourth and Roma Property Trust — (Maryland)

Franklin Plaza Property Trust — (Maryland)

Government Properties Income Trust — (Maryland)

HRP Nom L.P. — (Delaware)

HRP Nom 2 L.P. — (Delaware)

Hawaii 2x5 0 Properties Trust — (Maryland)

Hawaii Metamorphosis LLC — (Maryland)

Hawaii MMGD LLC — (Maryland)

Hawaii Phoenix Properties LLC — (Maryland)

Hawaii Soupson LLC — (Maryland)

Health and Retirement Properties International, Inc. — (Delaware)

Herald Square LLC — (Delaware)

HH HUB Properties LLC — (Delaware)

Higgins Properties LLC — (Maryland)

HRP Nom Inc. — (Delaware)

HRP Nom L.L.C. — (Delaware)

HRP Nom 2 Inc. — (Delaware)

HRP Nom 2 L.L.C. — (Delaware)

HRP GP, LLC — (Delaware)

HRPT Lenexa Properties Trust

HRPT Medical Buildings Realty Trust (Nominee Trust) — (Massachusetts)

HRPT Memphis LLC — (Delaware)

HRPT TRS, Inc. — (Delaware)

Hub Acquisition Trust — (Maryland)

Hub Albuquerque 25 LLC — (Maryland)

Hub Avon Properties LLC — (Delaware)

Hub BD Mixed Sec. Properties, L.P. — (Delaware)

Hub Breckinridge Properties LLC — (Delaware)

Hub Corporate Crossing, LLC — (Delaware)

Hub Corporate Crossing Properties Trust — (Maryland)

Hub Highridge Properties Trust — (Maryland)

Hub Highridge, LLC — (Delaware)

Hub LA Limited Partnership (98%) — (Delaware)

Hub LA Properties Trust — (Maryland)

Hub Madrone Properties LLC — (Delaware)

Hub MA Realty Trust (Nominee Trust) — (Massachusetts)

Hub Management, Inc. — (Delaware)

Hub Mid-West LLC — (Maryland)

Hub Milwaukee Center Properties LLC — (Delaware)

Hub Northeast Medical Arts Center LLC — (Delaware)

Hub OEC Properties LLC — (Delaware)

Hub OFP Properties LLC — (Delaware)

HRPT PROPERTIES TRUST

SUBSIDIARIES OF THE REGISTRANT

Hub Properties GA LLC — (Maryland)

Hub Properties Trust — (Maryland)

Hub Realty Buffalo, Inc. — (Delaware)

Hub Realty College Park I, LLC — (Maryland)

Hub Realty College Park, Inc. — (Delaware)

Hub Realty Funding, Inc. — (Delaware)

Hub Realty Golden, Inc. — (Delaware)

Hub Realty Kansas City, Inc. — (Delaware)

Hub Realty Richland, Inc. — (Delaware)

Hub RI Properties Trust — (Maryland)

Hub Woodmont Investment Trust — (Maryland)

HUB Woodmont Limited Liability Company (99%) — (Delaware)

Indemnity Collection Corporation — (Delaware)

Indiana Avenue LLC — (Delaware)

Lakewood Property Trust — (Maryland)

LTMAC Properties LLC — (Maryland)

Masters Properties LLC — (Maryland)

MOB Realty Trust (Nominee Trust) — (Massachusetts)

Nine Penn Center Associates, L.P. — (Pennsylvania)

Nine Penn Center Properties Trust — (Maryland)

Orville Properties LLC — (Maryland)

Oscar Properties Trust — (Maryland)

Park San Antonio Properties Trust — (Maryland)

Putnam Place Realty Trust (Nominee Trust) — (Massachusetts)

Quarry Lake Properties Trust — (Maryland)

Research Park Properties Trust — (Maryland)

RFRI Properties LLC — (Maryland)

Ridge Lake Properties LLC — (Delaware)

Robin 1 Properties LLC — (Maryland)

Rosedale Corporate Plaza Condominium, Inc. — (Minnesota)

Rosedale Properties Limited Liability Company — (Delaware)

Rosedale Properties Trust — (Maryland)

Rosedale Properties, Inc. — (Delaware)

SP Holding Property Trust — (Maryland)

Tanaka Properties LLC — (Maryland)

TedCal Properties LLC — (Maryland)

TSM Properties LLC — (Maryland)

University Avenue Real Estate Trust (Nominee Trust) — (Massachusetts)

Z&A Properties LLC — (Maryland)